                                                                      EXHIBIT 19

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT is dated as of January 30, 2006, by and among Vector Group Ltd., a Delaware corporation (the "Company"), LeBow Gamma Limited Partnership, a Nevada limited partnership ("LeBow Gamma" or "Seller") and the Person whose name is set forth on EXHIBIT A hereto (the "Purchaser").

                                    RECITALS

         WHEREAS, the Purchaser desires to purchase at the Closing (as defined below) and the Seller desires to sell, upon the terms and conditions stated in this Agreement (as defined below), such number of shares, $0.10 par value, of common stock of the Company (the "Shares"), as set forth on EXHIBIT A attached hereto, in a private resale transaction not involving any public offering;

         WHEREAS, the Seller has retained the services of Jefferies & Company, Inc. ("Jefferies") to assist the Seller in connection with a private placement of the Shares to be sold pursuant to this Agreement; and

         WHEREAS, the Seller and the Purchaser have reached certain agreements with regard to the foregoing transactions, all upon, and subject to, the terms and conditions more particularly described herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS.

         As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Affiliate" means, with respect to a Person, (a) any director, executive officer, general partner, managing member or other manager of such Person, (b) any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and (c) if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual, any trust whose principal beneficiary is such individual or one or more members of such individual's immediate family and any Person who is controlled by any such member or

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trust. The term "control" means (i) the power to vote 25% or more of the securities or other equity interests of a Person having ordinary voting power (on a fully diluted basis), or (ii) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreement" means this Purchase Agreement, as amended or supplemented from time to time.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.

         "Closing" has the meaning assigned thereto in Section 2.2.

         "Closing Date" has the meaning assigned thereto in Section 2.2.

         "Commission" means the United States Securities and Exchange
Commission.

         "Commission Reports" has the meaning assigned thereto in Section 5.5.

         "Company" has the meaning assigned thereto in the Preamble.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim, priority, right of first refusal or similar right, or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Material Adverse Effect" means a material adverse effect on (a) the management, business, results of operations, property or condition (financial or otherwise) of the Company or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement.

         "Organizational Documents" means with respect to a corporation, the articles or certificate of incorporation and by-laws (or the memorandum and articles of association, as the case may be) of such corporation; with respect to a partnership, the certificate of partnership (or


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limited partnership, as applicable) and partnership agreement; with respect to a trust, the trust agreement or document forming such trust; with respect to a limited liability company, the articles of organization and operating agreement; together with the analogous documents for any corporate, limited liability company or partnership general partner, in each case, as amended up to the date hereof.

         "Per Share Purchase Price" equals $ 17.71, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions with respect to the Shares that occur after the date of this Agreement and prior to the Closing Date.

         "Person" means any individual, firm, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Purchaser" has the meaning assigned thereto in the Preamble.

         "Registrable Securities" means the Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement that is effective under the Securities Act, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are permitted to be removed upon the consummation of such sale or (C) are held by a Holder (as defined in Article VII).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" has the meaning assigned thereto in the Preamble.

         "Shares" has the meaning assigned thereto in the Recitals.

         "Transaction Documents" means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                                   ARTICLE II

                       PURCHASE AND SALE OF COMMON STOCK

         2.1 PURCHASE AND SALE OF THE COMMON STOCK. Subject to the terms and conditions hereof, LeBow Gamma agrees to sell 12,000 Shares and the Purchaser agrees to purchase, on the Closing Date, the number of Shares set forth opposite the Purchaser's name on EXHIBIT A for the Per Share Purchase Price.

         2.2 CLOSING. Subject to the terms and conditions of this Agreement and satisfaction (or waiver by the party for whose benefit such condition is established) of the closing conditions set forth in Section 6.1, the sale and purchase of the Shares shall take place at the closing (the

"Closing") to be held at 5 p.m. New York City time on January 30, 2006, or at such other time as the Seller and the Purchaser may agree in writing (the "Closing Date"). The Closing shall occur at the offices of Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, or such other location as the parties shall mutually agree.

         2.3 PAYMENT. At the Closing, the Purchaser will pay the aggregate purchase price set forth opposite its name on EXHIBIT A hereof by wire transfer of immediately available funds in accordance with the Seller's wire instructions set forth on EXHIBIT B hereto and the Seller will have the respective Shares to be sold by the Seller transferred to the account of the Purchaser or its designees through the Depositary Trust Company's Deposits and Withdrawal at Custodian ("DWAC") program and direct the Company's transfer agent to reflect such transfer in the records of the Company on the Closing Date or the immediately next succeeding Business Day.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Purchaser, the Company and Jefferies as follows:

         3.1 AUTHORIZATION; NO CONTRAVENTION. The Seller is duly organized, validly existing and in good standing as a limited partnership, as applicable, under the laws of the state of its formation. The execution, delivery and performance by the Seller of this Agreement (a) is within the Seller's power and authority and has been duly authorized by all necessary partnership action, (b) does not contravene the terms of the Seller's Organizational Documents and (c) will not violate or conflict with any requirement of law relating to the Seller.

         3.2 BINDING EFFECT. This Agreement has been duly executed and delivered by the Seller, and this Agreement, and the other Transaction Documents to which the Seller is a party, constitute the legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         3.3 RIGHTS TO SHARES. The Seller owns and has valid and marketable title to the Shares to be sold by the Seller, free and clear of all Liens and there are no actions, suits, proceedings or claims pending, with respect to or in any manner affecting the ownership of the Shares being sold by the Seller. Upon delivery at the Closing by the Seller of the Shares to be sold by the Seller pursuant to this Agreement, valid, marketable and unencumbered title to such Shares, free and clear of any Liens, will pass to the Purchaser of such Shares.

         3.4 GOVERNMENTAL AUTHORIZATIONS. No notice to, consent of, or registration, filing or declaration with, any Governmental Authority is required in connection with the Seller's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby.


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

         3.5 NO REGISTRATION/NO GENERAL SOLICITATION. Based, in part, upon the representations and warranties of the Purchaser in Article 4 of this Agreement, the sale of the Shares to the Purchaser hereunder is not required to be registered under the Securities Act. No general solicitation or general advertising within the meaning of Rule 502(c) promulgated under the Securities Act has been used by the Seller in connection with the offering of the Shares to the Purchaser.

         3.6 ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF SECURITIES. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with this Agreement, the Seller acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Seller further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Seller (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby and thereby is merely incidental to the Purchaser's purchase of the Shares. The Seller further represents to the Purchaser and the Company that the Seller's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Seller and its representatives.

         3.7 PLACEMENT AGENT FEES AND EXPENSES. The Seller acknowledges that any fees and expenses owed to Jefferies in connection with acting as placement agent with respect to the purchase and sale of the Shares shall be the sole responsibility of the Seller.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Seller, the Company and Jefferies as follows:

         4.1 AUTHORIZATION; NO CONTRAVENTION. The Purchaser is duly organized, validly existing and in good standing as a corporation, limited liability company, trust or general or limited partnership, as applicable, under the laws of the state of its organization. The execution, delivery and performance by the Purchaser of this Agreement (a) is within the Purchaser's power and authority and has been duly authorized by all necessary trust, partnership, company or corporate action, (b) does not contravene the terms of the Purchaser's Organizational Documents and (c) will not violate or conflict with any requirement of law relating to the Purchaser.

         4.2 BINDING EFFECT. This Agreement has been duly executed and delivered by the Purchaser, and this Agreement, and the other Transaction Documents to which the Purchaser is a party, constitute the legal, valid and binding obligations of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting

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the enforcement of creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3 ACCREDITED INVESTOR STATUS. The Purchaser is a "qualified institutional buyer" as defined in Rule 144A of the Securities Act. The Purchaser hereby represents that, either by reason of the Purchaser's business or financial experience, the Purchaser has the capacity to protect the Purchaser's own interests in connection with the purchase of the Shares. In addition, the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interest.

         4.4 INVESTMENT PURPOSE; LEGEND. The Shares to be issued pursuant to the terms of this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the Securities Act or the securities laws of any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any of the Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If the Purchaser should in the future decide to dispose of any of the Shares, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing the Shares (or, if the Shares are not certificated, to the placing of a proper notation) to the following effect:

         "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OF THE UNITED STATES (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED OR SOLD TO UNITED STATES PERSONS OR IN THE UNITED STATES UNLESS THEY ARE REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

         4.5 GOVERNMENTAL AUTHORIZATIONS. No notice to, consent of, or registration, filing or declaration with, any Governmental Authority is required in connection with the Purchaser's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby.

         4.6 NO BROKERS OR FINDERS. No agent, broker, finder, or investment or commercial banker or other Person or firm engaged by or acting on behalf of the Purchaser in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated herein is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of the sale of the Shares to the Purchaser pursuant to this Agreement.

         4.7 OWNERSHIP OF COMMON STOCK; VOTING AND OTHER AGREEMENTS. The Purchaser does not have any agreements, arrangements or understandings with any other Person (other than with other purchasers who are Affiliates of the Purchaser) with regard to acquiring, holding, voting or disposing of the outstanding Shares.

         4.8 UNDERSTANDING OF RISK. The Purchaser recognizes that an investment in the Company involves substantial risks. The Purchaser acknowledges that it has carefully considered and has, to the extent the Purchaser believes the discussion necessary, discussed with the Purchaser's professional, legal, financial and tax advisers, the Purchaser's investment in the Company.

         4.9 AVAILABILITY OF INFORMATION. The Purchaser acknowledges that it has had the opportunity to discuss with representatives of the Seller and the Company the terms and conditions of the transactions contemplated hereby and the Purchaser's investment in the Company. The Seller or the Company has made available to the Purchaser all documents and information that the Purchaser has requested relating to an investment in the Company.

         4.10 OFFER ACKNOWLEDGEMENT. The Purchaser acknowledges that the Shares have been offered to it only by approach on an individual basis.

         4.11 EXPERIENCE OF PURCHASER. By reason of the Purchaser's business or financial experience, or that of the Purchaser's professional advisors, the Purchaser is capable of evaluating information and data relating to the Company's industry and the merits and risks of an investment in the Company and of protecting its own interest in connection with an investment in the Company and is able to bear the economic risk of an investment in the Company.

         4.12 RESALE OF SHARES. The Purchaser acknowledges that no representations or promises have been made concerning the value of the Shares and the Purchaser acknowledges that it may be required to bear the economic risk of its investment in the Company for an indefinite period of time.

         4.13 NO REPRESENTATIONS BY PLACEMENT AGENT. The Purchaser acknowledges that Jefferies makes no representation or warranty, express or implied, to the Purchaser regarding the accuracy or completeness of any information concerning the Seller, the Company, the Shares or the transactions contemplated hereby.

         4.14 PLACEMENT AGENT FEES AND EXPENSES. The Purchaser acknowledges that it has been advised that any fees and expenses owed to Jefferies in connection with acting as placement agent with respect to the purchase and sale of the Shares shall be the sole responsibility of the Seller.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Seller, the Purchaser and Jefferies as follows:

         5.1 AUTHORIZATION; NO CONTRAVENTION. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the state of Delaware. The execution, delivery and performance by the Company of this Agreement (a) is within the

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Company's power and authority and has been duly authorized by all necessary corporate action, (b) does not contravene the terms of the Company's Organizational Documents or any amendment thereof and (c) will not violate or conflict with any requirement of law directly relating to the Company.

         5.2 BINDING EFFECT. This Agreement has been duly executed and delivered by the Company, and this Agreement, and the other Transaction Documents to which the Company is a party, constitute the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         5.3 CAPITALIZATION. The capitalization of the Company is described in the Company's Commission Reports. All of the Company's outstanding shares of capital stock have been duly authorized and validly issued, are fully paid for and are non-assessable. No shares of capital stock of the Company, including the Shares to be sold pursuant to this Agreement, are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as disclosed in the Commission Reports, there are no (i) outstanding options, warrants, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into, exercisable for, or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company (excluding those rights that have been waived); (ii) agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except as contemplated under Article 7) or the resale of its securities (except those obligations that have been complied with); and (iii) anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the sale of the Shares.

         5.4 NO CONFLICTS; NO VIOLATION.

                  (a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of its Organizational Documents, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company, except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.


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

                  (b) The Company is not in violation of its Organizational Documents and the Company is not in default under any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (c) The Company is not conducting its business in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect.

                  (d) The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws. All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date.

         5.5 COMMISSION REPORTS, FINANCIAL STATEMENTS. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission since January 1, 2005, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "Commission Reports"). The Purchaser has had access to true and complete copies of the Commission Reports. As of their respective dates, the Commission Reports and all other reports, schedules, forms, statements and other documents filed by it with the Commission since January 1, 2005 complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to the Commission Reports, and none of the Commission Reports and all other reports, schedules, forms, statements and other documents filed by it with the Commission since January 1, 2005, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except
(i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         5.6 WELL-KNOWN SEASONED ISSUER/S-3 STATUS. The Company is a "well-known seasoned issuer" as defined in Rule 405 of the Securities Act and currently meets the "registrant eligibility" requirements set forth in the general instructions to Form S-3 to enable the registration of the resale of the Registrable Securities and, to the Company's knowledge, there exist no facts or circumstances that could reasonably be expected to prohibit or delay the filing or effectiveness of a registration statement on Form S-3 covering the resale of the Registrable Securities.

         5.7 NO GENERAL SOLICITATION. No general solicitation or general advertising within the meaning of Rule 502(c) promulgated under the Securities Act has been used in connection with the offering of the Shares to the Purchaser.

         5.8 NO REGISTRATION. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Seller and the Purchaser in this Agreement, and assuming the sale of the Shares is consummated in accordance with the terms and conditions of this Agreement, no registration of the Shares under the Securities Act is required in connection with the offer and sale of the Shares by the Seller to the Purchaser as contemplated by the Agreement.

         5.9 NO MANIPULATION OF STOCK. The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designated to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         6.1 PURCHASER'S OBLIGATIONS - LEGAL OPINION. The Purchaser's obligation to purchase the Shares at the Closing is subject to the Company's counsel having delivered a legal opinion to the Purchaser reasonably satisfactory to counsel to Jefferies substantially in the form attached hereto as EXHIBIT C.

                                   ARTICLE VII

                               REGISTRATION RIGHTS

         7.1 DEFINITIONS FOR ARTICLE VII. As used in this Article VII, the following terms shall have the following meanings:

                  (a) "Affiliate" means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

                  (b) "Business Day" means a day Monday through Friday on which banks are generally open for business in New York.

                  (c) "Holders" means the Purchaser holding Registrable Securities or any person to whom the rights under Article VII have been transferred in accordance with Section 7.9 hereof.

                  (d) "Indemnified Party" has the meaning set forth in
Section 7.6(c).

                  (e) "Indemnifying Party" has the meaning set forth in
Section 7.6(c).

                  (f) "Person" means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

                  (g) The terms "register," "registered" and "registration" refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the deemed effectiveness of such registration statement.

                  (h) "Registrable Securities" means the Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to an effective registration statement under the Securities Act, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are permitted to be removed upon the consummation of such sale or (C) are held by a Holder.

                  (i) "Registration Expenses" means all expenses incurred by the Company in complying with Section 7.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

                  (j) "Registration Statement" has the meaning set forth in
Section 7.2.

                  (k) "Registration Period" has the meaning set forth in
Section 7.4(a).

                  (l) "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

         7.2 The Company shall file a registration statement covering the resale of the Registrable Securities on a Form S-3 Registration Statement (the "Registration Statement") with the Commission and effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) immediately following the Closing.


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

         7.3 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 7.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

         7.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

                  (a) use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company reasonably determines to obtain, continuously effective until the earlier of the following: (i) the second anniversary of the Effective Date or (ii) the date all Shares may be sold under Rule 144 during any 90 day period. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as "the Registration Period."

                  (b) advise the Holders promptly, but in no event later than five Business Days:

                           (i) when any amendment to the Registration Statement
has been filed with the Commission and when any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for amendments
or supplements to the Registration Statement or the prospectus included therein or for additional information;

                           (iii) of the issuance by the Commission of any stop
order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

                           (iv) of the receipt by the Company of any
notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (v) of the occurrence of any event that requires the
making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

                  (c) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

                  (d) promptly furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits in the form filed with the Commission;

                  (e) during the Registration Period, promptly deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters;

                  (f) during the Registration Period, promptly deliver to each Holder, without charge, (i) as soon as practicable (but in the case of the annual report of the Company to its stockholders, within 120 days after the end of each fiscal year of the Company) one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing); (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form); (C) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (D) a copy of the full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) upon reasonable request, all exhibits excluded by the parenthetical to the immediately preceding clause (D), and all other information that is generally available to the public;

                  (g) prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders may reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

                  (h) upon the occurrence of any event contemplated by Section 7.4(b)(v) above, the Company shall use its commercially reasonable efforts to promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission which could affect the sale of the Registrable Securities;

                  (j) use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed; and

                  (k) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144.

         7.5 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 7.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

         7.6 (a) To the extent permitted by law, the Company shall indemnify each Holder, each underwriter of the Registrable Securities and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 7.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each underwriter of the Registrable Securities and each person controlling such Holder, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance; provided, further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities.

                  (b) Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Registrable Securities and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 7.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such directors and officers, each underwriter of the Registrable Securities and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case, to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use in preparation of the Registration Statement, or prospectus; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act. Notwithstanding the foregoing, (x) a Holder's aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount received by the Holder from the sale of the Registrable Securities and (y) the Holder shall not be liable to the Company for any consequential damages, including lost profits, solely with respect to losses, claims, damages, liabilities or expenses to which the Company (or any officer, director or controlling person as set forth above) may become subject (under the Securities Act or otherwise), arising out of, or based upon, any failure by the Company to comply with the covenants and agreements concerning the sale or other disposition by each Holder of the Registrable Securities.

                  (c) Each party entitled to indemnification under this Section
7.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for in this Section 7.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         7.7 (a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 7.2 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  (b) Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 7.2 during (i) any period not to exceed two 90-day periods within any one 12-month period the Company requires in connection with a primary underwritten offering of equity securities and (ii) any period, not to exceed one 45-day period per circumstance or development, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature or would have an adverse effect on the Company.

                  (c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing, including completing a questionnaire in the form attached hereto as EXHIBIT D, or as shall be required in connection with any registration referred to in this Article 7.

                  (d) Each Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act, if any, to be satisfied and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, Nasdaq or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least two business days prior to the date on which the Holder first offers to sell any such Registrable Securities.

                  (e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and
(ii) the requirement of delivering a current prospectus has been satisfied.

                  (f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

                  (g) At the end of the Registration Period, the Holders shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

         7.8 With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, the Company shall use its reasonable best efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

                  (c) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company if such reports are not available via EDGAR, and such other reports and documents of the Company as such Holder may reasonably request if such reports or documents are not available via EDGAR in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         7.9 The rights granted to the Holders by the Company under Section 7.2 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities, provided, however, that (i) such transfer may otherwise be effected in accordance with applicable securities laws; and (ii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 7.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

         7.10 With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Article 7 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 INDEMNIFICATION. In consideration of the Purchaser's execution and delivery of this Agreement and its acquisition of the Shares hereunder, and in addition to all of the Seller's other obligations under this Agreement, the Seller will indemnify and hold harmless the Purchaser and all of its stockholders, officers, directors, employees and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses incurred in connection therewith (regardless of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by an Indemnitee as a result of, or arising out of, or relating to any breach of any representation or warranty made by the Seller in Section 3 of this Agreement. To the extent that the foregoing undertaking by the Seller is unenforceable for any reason, the Seller will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 FEES AND EXPENSES. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

         9.2 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and sent by certified or registered mail, return receipt requested, a recognized overnight courier service, telecopier or personal delivery, and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages hereto prior to 5:00 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York City time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if sent by personal delivery or certified or registered mail. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

         9.3 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

         9.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Seller and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. Unless expressly provided therein, no waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         9.5 CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         9.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Except as expressly set forth in Section 7.9, the Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Seller.

         9.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         9.8 GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement, and all disputes directly arising under or with respect to this Agreement, shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would cause or require the application of the law of another jurisdiction.

         9.9 SURVIVAL. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Shares.

         9.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         9.11 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         9.12 INDEPENDENT NATURE OF PURCHASER'S OBLIGATIONS AND RIGHTS. The obligations of the Purchaser under this Agreement are independent of the obligations of any other Person purchasing common stock of the Company from the Seller on the date hereof, and the Purchaser shall not be responsible in any way for the performance of the obligations of any such Person. Nothing contained herein, and no action taken by the Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers is in any way acting in concert or as a group with any Person with respect to such obligations or the transactions contemplated hereby. The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement. The Purchaser has been represented by its own separate legal counsel in its review and negotiation of this Agreement.

         9.13 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be duly executed as of the date first above written.


                             COMPANY:

                             VECTOR GROUP LTD.,
                             a Delaware corporation

                             By: /s/ Joselynn D. Van Siclen
                                 ------------------------------
                             Name: Joselynn D. Van Siclen
                             Title: Vice President and Chief Financial Officer

                             Address for notices:

                             Vector Group Ltd.
                             100 S.E. Second Street, 32nd Floor
                             Miami, Florida 33131
                             Telecopy: 305-579-8015
                             Attention: General Counsel

                             With a copy (which shall not constitute notice) to:

                             Milbank Tweed Hadley & McCloy LLP
                             1 Chase Manhattan Plaza
                             New York, New York 10005
                             Telecopy: 212-822-5735
                             Attention: Roland Hlawaty, Esq.

                             SELLER:

                             LEBOW GAMMA LIMITED PARTNERSHIP,
                             a Nevada limited partnership

                             By: LEBOW GAMMA, INC., its general partner

                             By: /s/ Bennett S. LeBow
                                 --------------------
                             Name: Bennett S. LeBow
                             Title: President

                             Address for notices:

                             LeBow Gamma Limited Partnership
                             101 Convention Center Drive
                             Las Vegas, Nevada 89109
                             Telecopy: 702-598-3651
                             Attention: Josh Miller

                             With a copy (which shall not constitute notice) to:

                             Akerman Senterfitt
                             One Southeast Third Avenue, 28th Floor
                             Miami, Florida 33131-1714
                             Telecopy: 305-374-5095
                             Attention: Stephen K. Rodenberry, Esq.

                             PURCHASER:

                             ANDOVER CAPITAL OFFSHORE PARTNERS LTD

                             By: Andover Capital Advisors LP, its investment
                                 manager

                                 By: Andover Capital Associates, LLC, its
                                     general partner


                             By: /s/ David Glancy
                                 ----------------
                             Name: David Glancy
                             Title: Managing Partner

                             Address for notices:

                             Andover Capital Offshore Partners Ltd
                             300 Brickstone Square
                             Andover, Massachusetts 01810
                             Telecopy: 978-623-3501
                             Attention: Brendan Finneran

                                    EXHIBIT A

                          SCHEDULE OF SHARES PURCHASED


                                              LEBOW
                                              GAMMA        LEBOW TRUST     TOTAL SHARES     AGGREGATE PURCHASE
              PURCHASER                    SHARES SOLD     SHARES SOLD      PURCHASED             PRICE
              ---------                    -----------     -----------     ------------     ------------------
Andover Capital Offshore Partners Ltd.        12,000            0            12,000             $212,520.00

                                    EXHIBIT B

                            WIRE TRANSFER INSTRUCTION

                                    EXHIBIT C

                          FORM OF MILBANK LEGAL OPINION


1. On the basis of the foregoing and subject to the qualifications and assumptions set forth herein, and having regard to legal considerations which we deem relevant, we are of the opinion that the offer, sale and delivery of the Shares to the Purchaser by the Seller in the manner contemplated by the Purchase Agreement does not require registration under the Securities Act of 1933, as amended (it being understood that we express no opinion as to any subsequent resale of any Shares).

                                    EXHIBIT D

              FORM OF SELLING SECURITYHOLDER NOTICE & QUESTIONNAIRE


                  The undersigned beneficial holder of shares of common stock, par value $0.10 (the "Common Stock" or the "Registrable Securities"), of Vector Group Ltd. ("Vector" or the "Company"), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities in accordance with the terms of the Purchase Agreement (the "Purchase Agreement") dated as of January 30, 2006, among the Company, LeBow Gamma Limited Partnership, a Nevada limited partnership, the LeBow Family Irrevocable Trust U/A/D September 8, 1998 and the Purchaser named on Exhibit A thereto. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

                  Each beneficial owner of Registrable Securities is entitled to the benefits of the Purchase Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the Shelf Registration Statement and the related prospectus or in a prospectus supplement thereto, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Purchase Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). BENEFICIAL OWNERS THAT DO NOT COMPLETE THIS NOTICE AND QUESTIONNAIRE AND DELIVER IT TO VECTOR AS PROVIDED BELOW WILL NOT BE NAMED AS SELLING SECURITYHOLDERS IN THE PROSPECTUS OR A PROSPECTUS SUPPLEMENT AND THEREFORE WILL NOT BE PERMITTED TO SELL ANY REGISTRABLE SECURITIES PURSUANT TO THE SHELF REGISTRATION STATEMENT. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the filing of the Shelf Registration Statement or immediately upon the sale of such Registrable Securities so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness or in a prospectus supplement thereto. Any beneficial owner of notes wishing to include its Registrable Securities must deliver to the Company at the address set forth herein in a properly completed and signed Notice and Questionnaire.

                  Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus or in a prospectus supplement thereto. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus or in a prospectus supplement thereto.

                                     NOTICE

                  The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Purchase Agreement.

                  Pursuant to the Purchase Agreement, the undersigned has agreed to indemnify and hold harmless the directors and officers of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement and the related prospectus (the "Prospectus") in reliance upon the information provided in this Notice and Questionnaire.

                  The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                                  QUESTIONNAIRE


1.       (a)      Full Legal Name of Selling Securityholder:

                  --------------------------------------------------------------

         (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

                  --------------------------------------------------------------

         (c) Full Legal Name of The Depository Trust Company Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item 3 below are held:

                  --------------------------------------------------------------

2.       Address for Notices to Selling Securityholder:

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  Telephone:
                            ----------------------------------------------------

                  Fax:
                       ---------------------------------------------------------

                  Contact Person:
                                  ----------------------------------------------

3.       Beneficial Ownership of Registrable Securities:

         (a) Type and Principal Amount of Registrable Securities beneficially owned:

                  --------------------------------------------------------------

         (b) CUSIP No(s). of such Registrable Securities beneficially owned:

                  --------------------------------------------------------------

4. Indicate below if the undersigned is (a) a broker-dealer or (b) an affiliate of a broker-dealer:

                  Except as set forth below, if the undersigned is an affiliate of a broker-dealer, the undersigned represents and warrants that it bought the Registrable Securities in the ordinary course of business and at the time of the purchase had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities.

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  If you are (a) a broker-dealer or (b) an affiliate of a broker-dealer who did not buy Registrable Securities in the ordinary course of business and at the time of your purchase had an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities, then you will be identified as an underwriter in the Shelf Registration Statement.

5.       Beneficial Ownership of Company securities owned by the Selling
         Securityholder:

                  Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

         (a) Type and Amount of Other Securities beneficially owned by the Selling Securityholder.

                  --------------------------------------------------------------

                  --------------------------------------------------------------

         (b)      CUSIP No(s). of such Other Securities beneficially owned:

                  --------------------------------------------------------------

                  --------------------------------------------------------------

6.       Relationship with the Company:

                  Except as set forth below, neither the undersigned nor any of its affiliates, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

                  State any exceptions here:
                                             -----------------------------------

                  --------------------------------------------------------------

7.       Plan of Distribution:

                  Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters or broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of the hedging positions they assume. The undersigned Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

                  State any exceptions here:
                                             -----------------------------------

                  --------------------------------------------------------------

                  NOTE: In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

                  By signing below, the Selling Securityholder acknowledges that it understands its obligations to comply, and agrees that it will comply, with the prospectus delivery and other provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the respective rules and regulations thereunder, particularly Regulation M, in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned Selling Securityholder agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

                  The Selling Securityholder hereby acknowledges its obligations under the Purchase Agreement to indemnify and hold harmless certain persons set forth therein.

                  In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the Company and to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Purchase Agreement. By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to items (1) through (7) above and the inclusion of such information in the Shelf Registration Statement and the related Prospectus or in a prospectus supplement thereto. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and the related Prospectus or in a prospectus supplement thereto.

                  IN ACCORDANCE WITH THE SELLING SECURITYHOLDER'S OBLIGATION UNDER THE PURCHASE AGREEMENT TO PROVIDE SUCH INFORMATION AS MAY BE REQUIRED BY LAW FOR INCLUSION IN THE SHELF REGISTRATION STATEMENT, THE SELLING SECURITYHOLDER AGREES TO PROMPTLY NOTIFY THE COMPANY OF ANY INACCURACIES OR CHANGES IN THE INFORMATION PROVIDED HEREIN WHICH MAY OCCUR SUBSEQUENT TO THE DATE HEREOF UNTIL SUCH TIME AS THE COMPANY IS NO LONGER REQUIRED TO MAINTAIN THE EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT. ALL NOTICES HEREUNDER AND PURSUANT TO THE PURCHASE AGREEMENT SHALL BE MADE IN WRITING BY HAND DELIVERY, FIRST-CLASS MAIL OR AIR COURIER GUARANTEEING OVERNIGHT DELIVERY AS FOLLOWS:

         To the Company:

         Vector Group Ltd.
         100 S.E. Second Street, 32nd Floor
         Miami, Florida  33131
         Attn: Chief Financial Officer

                  Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholders with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item
(3) above. This Agreement shall be governed in all respects by the laws of the State of New York.

                  IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Selling Securityholder

(Print/type full legal name of beneficial owner of Registrable Securities)

By:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Name:

--------------------------------------------------------------------------------

Title:

--------------------------------------------------------------------------------